                                                                    EXHIBIT 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       of
                         AVALON CABLE OF MICHIGAN LLC,
                      AVALON CABLE OF NEW ENGLAND LLC AND
                           AVALON CABLE FINANCE, INC.
                   9 3/8% Senior Subordinated Notes Due 2008

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated
[     ], 1999 (the "Prospectus") of Avalon Cable of Michigan LLC, a Delaware
limited liability company ("Avalon Michigan"), Avalon Cable of New England LLC ("Avalon New England") and Avalon Cable Finance, Inc. ("Avalon Finance" and, together with Avalon Michigan and Avalon New England, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 9 3/8% Senior Subordinated Notes due 2008 (the "Notes") held by you for the account of the undersigned.


 The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

 $     of the 9 3/8% Senior Subordinated Notes due 2008.

 With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

 [_]TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):

   $

 [_]NOT TO TENDER any Notes held by you for the account of the undersigned.

   If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is in the state of (fill in state)      ,
(ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not engaging, does not engage, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resales of the New Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of any of the Issuers; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

                                   SIGN HERE

 Name of beneficial owner(s): ________________________________________________

 Signature(s): _______________________________________________________________

 Name (please print): ________________________________________________________

 Address: ____________________________________________________________________

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 Telephone number: ___________________________________________________________

 Taxpayer Identification or Social Security Number: __________________________

 Date: _______________________________________________________________________


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